As filed with the Securities and Exchange Commission on February 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Priveterra Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-3940478 (I.R.S. Employer Identification Number)

300 SE 2nd Street, Suite 600

Fort Lauderdale, Florida 33301

Tel: 754-220-9229

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Meredith

Chief Legal Officer and Secretary

300 SE 2nd Street, Suite 600

Fort Lauderdale, Florida 33301

Tel: 754-220-9229

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel L. Rubinstein Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252310

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,018.60
share of Class A common stocks included as part of the units(3)	4,600,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	1,533,333 Warrants	—	—	—(4)
Total			$46,000,000	$5,018.60(5)
(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251493).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Pursuant to Rule 457(g) under the Securities Act, no additional fee.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252310), which was declared effective by the Securities and Exchange Commission on February 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Priveterra Acquisition Corp. (the “Registrant”), each consisting of one share of Class A common stock, par value $0.0001 per share, and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase share of Class A common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252310) (the “Prior Registration Statement”), initially filed by the Registrant on January 21, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 8, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 9, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 9, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-252310) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of White & Case LLP.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of White & Case LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of February, 2021.

PRIVETERRA ACQUISITION CORP.

By:	/s/ Robert Palmisano
	Name:	Robert Palmisano
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Robert Palmisano	Chief Executive Officer and Chairman	February 8, 2021
Robert Palmisano	(Principal Executive Officer)

/s/ Vikram Malik	President and Director	February 8, 2021
Vikram Malik

/s/ Oleg Grodnensky	Chief Operating Officer and Chief Financial Officer	February 8, 2021
Oleg Grodnensky	(Principal Financial and Accounting Officer)

/s/ Lance A. Berry	Director	February 8, 2021
Lance A. Berry

/s/ James A. Lightman	Director	February 8, 2021
James A. Lightman

/s/ Julie B. Andrews	Director	February 8, 2021
Julie B. Andrews